UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entering Into a Material Definitive Agreement

The information set forth below under Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

On September 26, 2012, the XPO Logistics, Inc. (the “Company”) entered into an indenture (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture (the “Supplemental Indenture”, together with the Base Indenture, the “Indenture”), dated as of September 26, 2012, between the Company and the Trustee, in connection with the Company’s issuance of $125 million aggregate principal amount of its 4.50% Convertible Senior Notes due 2017 (the “Notes”). The Notes are unsubordinated unsecured obligations of the Company.

The Notes will bear interest at a rate of 4.50 % per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2013. The Notes will mature on October 1, 2017, unless earlier converted, redeemed or repurchased. Under certain circumstances, until the close of business on the business day immediately preceding April 1, 2017, holders may convert their Notes into cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election, at an initial conversion rate of 60.8467 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $16.43 per share of common stock). In addition, following a make-whole fundamental change (as defined in the Indenture), the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change.

The Company may not redeem the Notes prior to October 1, 2015. The Company may redeem the Notes for cash, at its option, in whole but not in part, on any business day on or after October 1, 2015 if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. If the Company elects to redeem the Notes, the redemption price would be 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, payable in cash, and a “make-whole premium” that the Company may elect to pay in cash, shares of common stock or a combination of cash and shares of common stock, equal to the present value of the remaining scheduled payments of interest on the Notes through October 1, 2017 (excluding interest accrued to, but excluding, the redemption date). The present value of the remaining interest payments will be computed using a discount rate equal to 4.50%. The Company must make the make-whole premium payment on all Notes called for redemption prior to the maturity date, including Notes converted after the date the Company provides the notice of redemption. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may, subject to certain conditions, require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default for similar debt securities, which if triggered may accelerate payment of principal and accrued but unpaid interest on all the Notes. The events of default include: non-payment of principal or interest; non-performance of covenants and obligations under the Indenture; default on future material debt and legal judgments; and certain bankruptcy or insolvency events.

The Base Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference. The descriptions of the Base Indenture and the Supplemental Indenture are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events

On September 26, 2012, the Company issued a press release announcing the closing of its offering of the Notes, pursuant to an underwriting agreement dated as of September 20, 2012 (the “Underwriting Agreement”), between the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters listed on Schedule II to the Underwriting Agreement, which agreement is filed as Exhibit 1.1 hereto. The Company also granted the several underwriters a 30-day option to purchase up to an additional $18.75 million aggregate principal amount of the Notes. A copy of the press release is filed as Exhibit 99.1. The Notes were issued pursuant to a shelf registration statement filed with the U.S. Securities and Exchange Commission on Form S-3 (Registration No. 333-176700). The Company received approximately $120.3 million in net proceeds from the offering after underwriting discounts and estimated expenses of the offering.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

The opinion of Cravath, Swaine & Moore LLP, relating to the validity of the Notes offered and sold pursuant to the Underwriting Agreement, is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement dated as of September 20, 2012, between XPO Logistics, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

4.1	Senior Indenture dated as of September 26, 2012 between XPO Logistics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture dated as of September 26, 2012 between XPO Logistics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, supplementing the Senior Indenture dated as of September 26, 2012.

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2012	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement dated as of September 20, 2012, between XPO Logistics, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

4.1	Senior Indenture dated as of September 26, 2012 between XPO Logistics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture dated as of September 26, 2012 between XPO Logistics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, supplementing the Senior Indenture dated as of September 26, 2012.

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 26, 2012.